EXHIBIT 1.1

                        Amendment to Declaration of Trust

                            THE BIG EDGE SERIES FUND

                       AMENDMENT TO DECLARATION OF TRUST


     We, the undersigned, being a majority of the members of the Board of Trustees of The Big Edge Series Fund, a Massachusetts business trust organized under a Declaration of Trust dated February 18, 1986, pursuant to Section 7.3 of
ARTICLE VII of said Declaration of Trust for the purpose of establishing and designating a new Series of Shares denominated International Series, hereby amend said Declaration of Trust, effective February 28, 1990, by deleting the first paragraph of Section 4.2 of ARTICLE IV thereof and by inserting in lieu of such paragraph the following paragraph:

                  "Without limiting the authority of the Trustees set forth in
                  Section 4.1 to establish and designate any further Series, the following six Series are hereby established and designated:
                  "Bond Series", "Stock Series", "Total-Vest Series", "Money Market Series", "Zero Bond II Series" and "International Series".

     WITNESS our hands this twenty-eighth day of February, 1990.

/s/ C. Duane Blinn                           /s/ Philip R. McLoughlin
------------------------------------         -----------------------------------
C. Duane Blinn                               Philip R. McLoughlin

/s/ Robert Chesek                            /s/ James M. Oates
------------------------------------         -----------------------------------
Robert Chesek                                James M. Oates

/s/ James R. Dempsey                         /s/ Philip R. Reynolds
------------------------------------         -----------------------------------
James R. Dempsey                             Philip R. Reynolds

/s/ Leroy Keith, Jr.                         /s/ Herbert Roth, Jr.
------------------------------------         -----------------------------------
Leroy Keith, Jr.                             Herbert Roth, Jr.

                                             /s/ Richard Scheuch
                                             -----------------------------------
                                             Richard Scheuch